Exhibit 99.3

PACIFIC OFFICE PROPERTIES TRUST, INC.

ARTICLES OF INCORPORATION

The undersigned,                                 , whose address is                                         , being at least 18 years of age, acting as sole incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following charter:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is:

Pacific Office Properties Trust, Inc.

ARTICLE II

PURPOSES

The purpose for which the Corporation is formed is to engage in any lawful business or other activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this charter of the Corporation (as amended from time to time, the “Charter”), the term “REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the “Code”).

ARTICLE III

PRINCIPAL OFFICE IN MARYLAND

The address of the principal office of the Corporation in Maryland is c/o CSC Lawyers Incorporating Service Company, whose post office address is 11 E. Chase Street, Baltimore, Maryland 21202.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Corporation in the State of Maryland is CSC Lawyers Incorporating Service Company, whose post office address is 11 E. Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1      Number of Directors.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the

Corporation shall initially be five (5), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”) but shall never be less than the minimum number required by the Maryland General Corporation Law, as amended from time to time (the “MGCL”) and shall never be less than four (4) or more than nine (9) members.

The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2007 annual meeting of stockholders, directors of Class II shall hold office for an initial term expiring at the 2008 annual meeting of stockholders and directors of Class III shall hold office for an initial term expiring at the 2009 annual meeting of stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualify. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

The names and initial terms of office of the persons who are to serve as directors until their successors are elected and qualify are:

Name	Initial Term to Expire

Robert L. Denton	2007 Annual Meeting of Stockholders
Thomas R. Hislop	2007 Annual Meeting of Stockholders
Clay Hamlin	2008 Annual Meeting of Stockholders
Michael J. Brennan	2008 Annual Meeting of Stockholders
Jay H. Shidler	2009 Annual Meeting of Stockholders

Section 5.2      Informal Action by Stockholders.    Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings a written consent which sets forth the action and is signed by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting. The Corporation shall give notice of any such action to each holder of each class of stock that is entitled to vote on such matter not later than 10 days after the effective time of the action.

Section 5.3      Other Matters.    Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.4      Authorization by Board of Stock Issuance.    The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.5      No Preemptive Rights.    Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 5.6      Indemnification.

5.6.1      Indemnification.    The Corporation: (1) shall indemnify each of its current and former Directors and officers, whether serving the Corporation or at the request of the Corporation serving any other entity, including, without limitation, any subsidiary or other affiliate of the Corporation, including the advancement of expenses under procedures permitted or required by applicable law, unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event any amendment to the MGCL permits the Corporation to provide broader indemnification rights than are set forth herein to its officers and directors, the Corporation shall provide such rights to the fullest extent required or permitted by the MGCL as so amended), and to the fullest extent permitted by applicable law; and (2) may indemnify (including the advancement of expenses under procedures permitted or required by applicable law) current and former employees and agents of the Corporation as may be authorized by the Board of Directors in the specific case and permitted by applicable law or the Bylaws of the Corporation; provided, however, that, except as provided in Section 5.6.2 with respect to proceedings to enforce rights to indemnification or in a contract approved by the Board of Directors pursuant to a resolution approved by a majority of Directors then in office, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors pursuant to a resolution approved by a majority of the Directors then in office.

5.6.2      Procedure.    If a claim under Section 5.6.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit against the Corporation. It shall be a defense to any action for advancement of expenses that the Corporation has not received both: (1) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct for indemnification has not been met; and (2) a written affirmation by the indemnitee or on the indemnitee’s behalf of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by an indemnitee to whom the Corporation has not agreed to advance expenses, be a defense to such suit. In any suit brought by the indemnitee to enforce any right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 5.6 or otherwise, shall be on the Corporation.

5.6.3      Non-Exclusivity.    The rights to indemnification and to the advancement of expenses conferred in this Section 5.6 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, the Bylaws of the Corporation, any contract, agreement, vote of stockholders or disinterested Directors, or otherwise.

5.6.4      Insurance.    The Corporation may maintain insurance, at its expense, to protect itself or any Director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

5.6.5      Miscellaneous.    The Corporation shall not be liable for any payment under this Section 5.6 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually and unconditionally received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections 5.6.1 and 5.6.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of all or any portion of this Section 5.6 shall not in any way diminish any rights of any person to indemnification or advancement of expenses of or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Section 5.6 is in force.

Section 5.7      Determinations by Board.    The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; (vi) the number of shares of stock of any class of the Corporation; (vii) any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or (viii) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.8      REIT Qualification.    So long as the Corporation has elected to qualify for federal income tax treatment as a REIT, the Board of Directors shall use commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.9      Removal of Directors.    Subject to the rights of holders of one or more classes or series of stock of the Corporation to elect or remove one or more directors, any director may be removed from office at any time: (i) with Cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors or (ii) with or without Cause, and then only if (a) the removal of such director is recommended by the Board of Directors pursuant to a resolution approved by at least a majority of the total number (rounded up to the nearest whole number) of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time such resolution is presented to the Board of Directors for adoption and if the Director whose removal is sought were not counted in such total number; and (b) the removal of such Director shall be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote generally in the election of Directors. For the purpose of this paragraph, “Cause” shall mean, with respect to any particular director, conviction of a felony involving a crime of moral turpitude or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material financial harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.10      Rights of Objecting Stockholders.    Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Corporation would otherwise be entitled to exercise such rights.

Section 5.11      Advisor Agreements.    Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership or other organization (including, without limitation, any affiliate of the Corporation and/or any of its directors) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) shall render or make available to the Corporation managerial, investment, property management, leasing, regulatory compliance, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 5.12      Special Resolutions.    The Board of Directors may designate any of its resolutions to be “Special Resolutions”. Resolutions so designated may not be modified or revoked by the Board of Directors subsequent to the Initial Date unless any such modification or revocation is approved by the affirmative vote of at least eighty percent (80%) of the Whole Board. For the purposes of these Articles, the term “Whole Board” shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for modification or revocation.

ARTICLE VI

STOCK

Section 6.1      Authorized Shares.    The Corporation has authority to issue 300,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), 199,999,900 of which shall be shares of Common Stock (“Listed Common Stock”) and 100 of which will be shares of Class B Common Stock, and 100,000,000 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $30,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2      Common Stock.    In the event of liquidation of the Corporation, the Class B Common Stock shall be entitled to no portion of the Corporation’s assets that are allocated to holders of Common Stock, all of which shall be distributed to the holders of Listed Common Stock. Except with respect to the preference of liquidation accorded to the Listed Common Stock in the immediately preceding sentence, Listed Common Stock and Class B Common Stock shall be identical in all respects. Subject to the provisions of Article VII and to any preferences of any class or series of stock hereafter classified or reclassified, each share of Common Stock shall entitle the holder thereof to one vote on all matters to be voted upon by the stockholders. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.3      Preferred Stock.    The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock.

Section 6.4      Classified or Reclassified Shares.    Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (i) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.5      Charter and Bylaws.    The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1      Definitions.    For the purpose of this Article VII, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” shall mean not more than 4.9% in economic value of the aggregate of the outstanding shares of Capital Stock. The economic value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“AMEX” shall mean the American Stock Exchange.

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. For the avoidance of doubt, neither a central depository nor its nominee shall be deemed to have Beneficial Ownership over Capital Stock that it holds for a Beneficial Owner. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Honolulu, Hawaii are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Stock Ownership Limit” shall mean not more than 4.9% (in economic value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and economic value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. For the avoidance of doubt, neither a central depository nor its nominee shall be deemed to have Constructive Ownership over Capital Stock that it holds for a Constructive Owner. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean any of Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen and any individual stockholder of the Corporation for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 7.2.7.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, the limit, if any, established by the Board of Directors pursuant to (and subject to adjustment as provided in) Section 7.2.7, which limit may be expressed, in the discretion of the Board of Directors, as one or more percentages and/or numbers of shares of stock of the Corporation, and may apply with respect to one or more classes of stock, or to all classes of stock in the aggregate.

“Initial Date” shall mean the date on which the Reincorporation (as defined in the Master Formation and Contribution Agreement) is consummated.

“Market Price” shall mean, on any date, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” shall mean, on any date, the last transaction price for such Capital Stock, or, in case no such transaction takes place on such day, the average of the closing bid and asked prices for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the AMEX or, if such Capital Stock is not listed or admitted to trading on the AMEX, as reported in Nasdaq or NYSE or, if such Capital Stock is not listed or admitted to trading on the AMEX, Nasdaq or NYSE, on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

“Master Formation and Contribution Agreement” shall have the meaning given to such term in Article X of this Charter.

“Nasdaq” shall mean any market of the Nasdaq Stock Market LLC.

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” shall mean the first day after the Initial Date, if any, on which the Board of Directors determines pursuant to Section 5.8 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its level of Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean any trust provided for in Section 7.3.1.

“Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2      Capital Stock.

7.2.1      Ownership Limitations.

(a)      Basic Restrictions.

(i)      During the period commencing on the Initial Date and prior to the Restriction Termination Date (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)      During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)        No Person shall Transfer any Beneficial Ownership or Constructive Ownership of shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

(b)      Transfer in Trust.    If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of any provision of Section 7.2.1(a),

(i)      then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)      if, after giving effect to the provisions of Section 7.2.1(b)(iv), the transfer to a Trust referenced in clause (i) of this sentence would not be effective for any reason to prevent a violation of Section 7.2.1(a), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)      In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 7.2.1(b) and Section 7.3 hereof, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares to be transferred to the Trust are those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 7.2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

(iv)      To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of Section 7.2.1(a) would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would result in the Capital Stock being Beneficially Owned by less than 100 persons), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 7.2.1(a).

7.2.2      Remedies for Breach.    If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of any provision of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of any provision of Section 7.2.1 (whether or not such violation is intended), then the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

7.2.3      Notice of Restricted Transfer.    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate any provision of Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, shall give at least fifteen (15) days prior written notice, and, in either case, shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

7.2.4      Owners Required To Provide Information.    From the Initial Date and prior to the Restriction Termination Date:

(a)      every owner of more than two percent (2%) (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership and Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and the Excepted Holder Limit; and

(b)      each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a

REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

7.2.5      Remedies Not Limited.    Subject to Section 5.7, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

7.2.6      Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, Section 7.2 or Section 7.3.

7.2.7      Exceptions.

(a)      Subject to Section 7.2.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)      the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii)      such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii)      such Person agrees that any violation or attempted violation of any such representation or undertaking (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 7.2.1(b) and Section 7.3.

(b)      Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)      Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)      The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time; (2) after any Transfer by such Excepted Holder, by the percentage of the outstanding shares of Capital Stock so transferred; or (3) pursuant to the terms and conditions of any agreement or undertaking entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage or amount that is less than the Common Stock Ownership Limit.

7.2.8      Increase in Aggregate Stock Ownership and Common Stock Ownership Limits.    Subject to Section 7.2.1(a)(ii), The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit, and may decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit prospective as to subsequent holders; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage ownership of Common Stock and/or Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

7.2.9      Legend.    Each certificate for shares of Capital Stock shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY

PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 4.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 4.9% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES OR, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF

CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3      Transfer of Capital Stock in Trust.

7.3.1      Ownership in Trust.    Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

7.3.2      Status of Shares Held by the Trustee.    Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

7.3.3      Dividend and Voting Rights.    The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

7.3.4      Sale of Shares by Trustee.    Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

7.3.5      Purchase Right in Stock Transferred to the Trustee.    Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

7.3.6      Designation of Charitable Beneficiaries.    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4      Exchange Transactions.    Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the AMEX, Nasdaq, NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5      Enforcement.    The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6      Non-Waiver.    No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law, any amendment to the Charter shall be valid only if approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.*

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE X

MARYLAND BUSINESS COMBINATION STATUTE

The Corporation elects to be governed by the provisions of Sections 3-601 through 3-604 of the MGCL (the “Maryland Business Combination Act”) as in effect on the Effective Date, except that the Maryland Business Combination Act shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL): (i) that is effected pursuant to the Master Formation and Contribution Agreement dated October 3, 2006 (the “Master Formation and Contribution Agreement”), between Arizona Land Income Corporation and POP Venture, LLC or pursuant to any agreement that is executed and delivered pursuant to the Master Formation and Contribution Agreement (collectively, the “Formation Transactions”), (ii) that is comprised solely of the benefit, directly or indirectly (except proportionately as a stockholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Corporation or any of its subsidiaries in any case with respect to any parcel of real property in which the Corporation acquires a direct or indirect interest in the Formation Transactions, or (iii) to the extent that the interested stockholder (as defined in Section 3-601(j) of the MGCL) in such business combination is any of Jay H. Shidler, James Reynolds, Lawrence

*	This sentence is not necessary if no super-majority vote threshold.

Taff, Matthew Root and James Ingebritsen or any of their respective present or future associates or affiliates (as defined in Section 3-601 of the MGCL) or any other person acting in concert or as a group with Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen. The Corporation elects not to be governed by any amendment to the Maryland Business Combination Act after such date unless the Board of Directors, pursuant to a resolution approved by a majority of the Directors then in office, determines that such amendment shall apply to the Corporation. In the event that the Maryland Business Combination Act is repealed or, in the sole discretion of the Board of Directors, amended or substantially altered to the detriment of the Corporation, the Corporation shall continue to be governed by the provisions of the Maryland Business Combination Act in effect on the date these Articles of Incorporation are accepted for record by the SDAT, together with any amendments to the Maryland Business Combination Act that the Board of Directors has determined shall apply to the Corporation.

ARTICLE XI

INCORPORATOR

The name and mailing address of the sole incorporator are as follows:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this              day of                     , 2006.

[Name], Incorporator

PACIFIC OFFICE PROPERTIES TRUST, INC.

ARTICLES SUPPLEMENTARY

Articles Supplementary of Board of Directors Classifying

and Designating a Series of Preferred Stock as

Proportionate Voting Preferred Stock

and Fixing Distribution and

Other Preferences and Rights of Such Series

Pacific Office Properties Trust, Inc., a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    Pursuant to authority conferred upon the Board of Directors, the Board of Directors has duly classified one (1) share of the authorized but unissued shares of Preferred Stock of the Corporation as a class designated the “Proportionate Voting Preferred Stock.”

SECOND:    A description of the Proportionate Voting Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, all as set by the Board of Directors of the Corporation, is as follows:

Section 1.1      Designation and Number.    A class of Preferred Stock designated as “Proportionate Voting Preferred Stock” is hereby established. The number of shares constituting such class shall be one (1). Such number of shares may be increased only by resolution of the Board of Directors which is approved by the affirmative vote of all of the Directors.

Section 1.2      Definitions:    For purposes of the Proportionate Voting Preferred Stock, the following terms shall have the following meanings:

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors, subject to applicable law, to perform any of its responsibilities with respect to the Proportionate Voting Preferred Stock.

“Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Class A Convertible Preferred Units” shall have the meaning set forth in the Partnership Agreement.

“Effective Date” shall mean the date on which these Articles Supplementary become effective.

“Effective Time Units” shall mean the Common Units and Class A Convertible Preferred Units that are not held by the Corporation and are issued and outstanding as of the close of business on the Effective Date.

“Operating Partnership” shall mean Pacific Office Properties, L.P., a Delaware limited partnership of which the Corporation is the sole general partner, and any successor thereof.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, dated on or about the Effective Date as the same may be amended from time to time.

“Redemption Date” shall mean the date upon which a Redemption Event occurs.

“Redemption Event” shall mean either of the following: (i) the consummation of a consolidation, merger, combination or other transaction involving the Operating Partnership pursuant to which all of the outstanding Class A Convertible Preferred Units and Common Units are converted or changed into or exchanged for stock and/or other securities of any other entity and/or cash or any other property; or (ii) the Voting Amount is reduced to zero.

“Voting Amount” shall mean a number initially equal to the number of shares of Common Stock for which Effective Time Units are exchangeable, subject to automatic reduction (but not increase) from time to time to the extent Effective Time Units are redeemed by the Operating Partnership pursuant to Section [        ] of the Partnership Agreement or are acquired by the Corporation pursuant to Section [        ] of the Partnership Agreement, and subject to further appropriate adjustment as set forth in Section 1.4.2 below. As permitted by Article VI of the Charter and the MGCL, the Voting Amount, and therefore the voting power of the Proportionate Voting Preferred Stock, as described in Section 1.4 below, are dependent upon the number of outstanding Effective Time Units from time to time which constitute “facts ascertainable outside of the charter” of the Corporation.

Section 1.3      Dividends and Distributions.    Except as set forth in Section 1.7 hereof, the holders of shares of Proportionate Voting Preferred Stock shall not be entitled to any regular or special dividend payments. Without limiting the foregoing, the holders of shares of Proportionate Voting Preferred Stock shall not be entitled to any dividends or other distributions declared or paid with respect to the shares of Common Stock or any other class or series of stock of the Corporation.

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Section 1.4      Voting Rights.

1.4.1      With respect to all matters submitted to a vote of the stockholders of the Corporation, each share of Proportionate Voting Preferred Stock shall entitle the holder thereof to an aggregate number of votes equal to the Voting Amount in effect on the record date for determining the holders of stock of the Corporation entitled to vote on such matter. For so long as the Voting Amount is greater than one (1), each of the votes of a share of the Proportionate Voting Preferred Stock may be voted in the manner determined by the holder of such share of Proportionate Voting Preferred Stock, even if such vote differs from any other vote of the Proportionate Voting Preferred Stock. The holders of shares of Proportionate Voting Preferred Stock shall vote together with the holders of shares of Common Stock as one class on all matters submitted to a vote of stockholders of the Corporation, and, except as expressly set forth in this Section 1.4, the holders of shares of Proportionate Voting Preferred Stock shall have no other voting rights, as a separate class or other otherwise, including any rights to vote as a class with respect to any extraordinary corporate action such as a merger, consolidation, dissolution, liquidation or the like.

1.4.2      If the Corporation or the Operating Partnership shall at any time after the Effective Date subdivide or combine its outstanding shares of Common Stock or Common Units or Class A Convertible Preferred Units, as the case may be, declare a dividend payable in Common Stock or Common Units or Class A Convertible Preferred Units, as the case may be, or effect any similar change in its capitalization structure, the Voting Amount shall be adjusted appropriately (after any adjustments that may occur pursuant to the terms of the Common Units or the Class A Convertible Preferred Units) to allow the holders of the Proportionate Voting Preferred Stock, as nearly as reasonably possible, to maintain the pro rata voting rights in the Corporation that such holders possessed immediately prior to any such subdivision, combination, stock dividend, reorganization, reclassification or similar event.

1.4.3      Anything herein to the contrary notwithstanding, if the number of shares of Proportionate Voting Preferred Stock is increased and additional shares of Proportionate Voting Preferred Stock are issued, then at any time during which more than one share of Proportionate Voting Preferred Stock is issued and outstanding, each share of Proportionate Voting Preferred Stock shall entitle the holder thereof to a number of votes equal to the quotient of (A) the Voting Amount in effect on the record date for determining the holders of shares of Common Stock entitled to vote on any matter, divided by (B) the number of shares of Proportionate Voting Preferred Stock which are issued and outstanding on such date (and fractional voting rights resulting from such adjustment shall be permitted).

Section 1.5      Restrictions on Transfer.

1.5.1      No share of Proportionate Voting Preferred Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the Corporation, in each case without the prior approval of the Corporation. A legend shall be placed on the face of each certificate representing ownership of shares of Proportionate Voting Preferred Stock referring to the restriction on transfer set forth herein.

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1.5.2      Notwithstanding any terms or provisions to the contrary contained herein, the Proportionate Voting Preferred Stock shall constitute Capital Stock and shall be subject to the provisions of Article VII of the Charter.

Section 1.6      Reacquired Shares. Any shares of Proportionate Voting Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall cease to be outstanding and shall become authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by action of the Board of Directors, and the former holder or holders thereof shall have no further rights (hereunder or otherwise) with respect to such shares.

Section 1.7      Liquidation, Dissolution or Winding Up.    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any assets of the Corporation shall be distributed, paid or set aside for the holders of any equity securities ranking junior to the Proportionate Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the Corporation shall pay to the holders of shares of Proportionate Voting Preferred Stock, out of assets of the Corporation legally available for distribution to its stockholders, the sum of $.01 per share for each share of Proportionate Voting Preferred Stock held by each such holder. After payment in full to the holders of the Proportionate Voting Preferred Stock of the above-described $.01 per share liquidation amount, the holders of the Proportionate Voting Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the holders of Proportionate Voting Preferred Stock and the holders of Common Stock shall be insufficient to pay in full the above-described liquidation amount per share to the holders of the Proportionate Voting Preferred Stock and a like amount per share to the holders of the Common Stock, then such assets, or the proceeds therefrom, shall be distributed among the holders of the Proportionate Voting Preferred Stock and the Common Stock in equal amounts per share.

For the purposes of this Section 1.7, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Proportionate Voting Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 1.8      Redemption.    Upon the occurrence of a Redemption Event, effective concurrent with the Redemption Event, the outstanding shares of Proportionate Voting Preferred Stock shall be redeemed by the Corporation out of assets legally available therefor, at a redemption price, payable in cash, equal to $.01 per share of Proportionate Voting Preferred

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Stock (adjusted for any splits or subdivisions). From and after the Redemption Date, the outstanding shares of Proportionate Voting Preferred Stock shall no longer be deemed outstanding and all rights of holders of such shares will terminate, except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of the certificates representing the shares of Proportionate Voting Preferred Stock, if so required.

Section 1.9      Rank.

1.9.1      The Proportionate Voting Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all equity securities issued by the Corporation, the terms of which provide that such equity securities rank junior to the Proportionate Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation; (b) junior to all equity securities issued by the Corporation, the terms of which provide that such equity securities rank senior to the Proportionate Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation; and (c) on a parity with the Common Stock of the Corporation and with all other equity securities issued by the Corporation, other than those equity securities referred to in clauses (a) and (b) hereof; provided, however, that after payment in full to the holders of the Proportionate Voting Preferred Stock of the $.01 per share liquidation amount described in Section 1.7 above, the holders of the Proportionate Voting Preferred Stock will have no right or claim to any of the remaining assets of the Corporation, and such remaining assets of the Corporation shall be distributed among the holders of Common Stock and any other classes or series of stock ranking on a parity with or junior to the Proportionate Voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, according to their respective rights and preferences and in each case according to their respective number of shares, and the holders of the Proportionate Voting Preferred Stock shall not be entitled to share therein.

1.9.2      The Proportionate Voting Preferred Stock will, with respect to dividend rights, rank junior to the Common Stock and to all other equity securities issued by the Corporation.

1.9.3      The term “equity securities” does not include convertible debt securities or other debt securities of the Corporation which will rank senior to the Proportionate Voting Preferred Stock prior to conversion.

Section 1.10      Conversion.    The Proportionate Voting Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

Section 1.11      Value.    For purposes of the term “Aggregate Stock Ownership Limit” in Section 7.1 of the Charter, the Proportionate Voting Preferred Stock shall have no value.

Section 1.12      No Preemptive Rights.    No holder of shares of Proportionate Voting Preferred Stock shall have any preemptive or preferential right to subscribe for, or to purchase, any additional shares of capital stock of the Corporation of any class or series, or any other security of the Corporation which the Corporation may issue or sell.

Section 1.13      Severability of Provisions.    If any preference, right, voting power, restriction, limitation as to dividends or other distributions, qualification or term or condition of

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redemption of the Proportionate Voting Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Proportionate Voting Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Proportionate Voting Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 1.14      Effective Time.    These Articles Supplementary will become effective at 12:01 a.m. on January     , 2007.

THIRD:    Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of Preferred Stock of the Corporation, and to fix or alter all terms thereof to the full extent permitted by the Charter of the Corporation.

FOURTH:    The shares of Proportionate Voting Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH:    These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH:    The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this                      day of January     , 2007.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

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